UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

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FLEXSTEEL INDUSTRIES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FLEXSTEEL INDUSTRIES, INC.
P.O. Box 877
Dubuque, Iowa 52004-0877

Date: November 1, 2005

Office of the Chairman of the Board

Dear Stockholder:

        You are cordially invited to attend the Annual Stockholders’ Meeting on Monday, December 12, 2005, at 2:00 p.m. We sincerely want you to come, and we welcome this opportunity to meet with those of you who find it convenient to attend.

        Time will be provided for stockholder questions regarding the affairs of the Company and for discussion of the business to be considered at the meeting as explained in the notice and proxy statement which follow. Directors and other Company executives expect to be available to talk individually with stockholders after the meeting. No admission tickets or other credentials are currently required for attendance at the meeting.

        The formal notice of the meeting and proxy statement follow. I hope that after reading them you will sign, date and mail the proxy card, whether you plan to attend in person or not, to assure that your shares will be represented.

Sincerely,

L. Bruce Boylen
Chairman of the Board

Record Date:	October 18, 2005
Date of Meeting:	December 12, 2005
Time:	2:00 p.m.
Place:	Hilton Minneapolis 1001 Marquette Avenue Minneapolis, MN 55403

IMPORTANT

WHETHER YOU OWN ONE SHARE OR MANY, EACH STOCKHOLDER IS URGED TO VOTE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

FLEXSTEEL INDUSTRIES, INC.
P.O. Box 877
Dubuque, Iowa 52004-0877

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held December 12, 2005

TO THE STOCKHOLDERS:

        The Annual Meeting of Stockholders of Flexsteel Industries, Inc. will be held at the Hilton Minneapolis, 1001 Marquette Avenue, Minneapolis, Minnesota 55403, on Monday, December 12, 2005 at 2:00 p.m. for the following purposes:

1.	To elect four (4) Class I Directors to serve until the year 2008 Annual Meeting and until their successors have been elected and qualified or until their earlier resignation, removal or termination (Proposal I).
2.	To transact such other business as may properly come before the meeting or any adjournments thereof.

        October 18, 2005 has been fixed as the record date for the determination of common stockholders entitled to notice of and to vote at the meeting, and only holders of record at the close of business on that date will be entitled to vote at the meeting or any adjournments thereof.

        Whether or not you plan to attend the meeting, please mark, date and sign the accompanying proxy and return it promptly in the enclosed envelope which requires no additional postage if mailed in the United States. If you attend the meeting, you may vote your shares in person even though you have previously signed and returned your proxy. Voting by ballot at the meeting cancels any proxy previously returned.

BY ORDER OF THE BOARD OF DIRECTORS

R.J. KLOSTERMAN
Secretary

November 1, 2005

PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY

PROXY STATEMENT

        The accompanying proxy is solicited on behalf of the Board of Directors (the “Board”) of Flexsteel Industries, Inc. (the “Company”) to be used at the Annual Meeting of Stockholders to be held on Monday, December 12, 2005, and any adjournments thereof, and may be revoked by the stockholder at any time before it is exercised by a written notice or a later dated proxy delivered to the Secretary of the Company. Execution of the proxy will in no way affect a stockholder’s right to attend the meeting and vote in person. The proxy will be revoked if the stockholder is present at the meeting and votes by ballot in person. Properly executed proxies received prior to the voting at the meeting will be voted at the meeting or any adjournments thereof. If a stockholder specifies how the proxy is to be voted on any business to come before the meeting, it will be voted in accordance with such specification. If no specification is made, it will be voted FOR the election of Thomas E. Holloran, K. Bruce Lauritsen, L. Bruce Boylen and Ronald J. Klosterman as Class I Directors (Proposal I). Each of the above named director nominees has been previously elected by the stockholders, except Ronald J. Klosterman who was appointed to the Board on June 20, 2005.

        The mailing address of the corporate office and principal executive office of the Company is P.O. Box 877, Dubuque, IA 52004-0877. The approximate date on which this proxy statement and accompanying proxy card are first being mailed to stockholders is November 1, 2005.

        As of the close of business on October 18, 2005, the record date for determining stockholders entitled to notice and to vote at the meeting, the Company had 6,559,190 outstanding shares of Common Stock, par value $1.00 per share. Each share is entitled to one vote and cumulative voting is not permitted. No Preferred Stock is outstanding.

        Stockholder votes will be counted by the Inspector of Election who will be present at the stockholder meeting. The affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the stockholders for the election of directors. Abstentions and broker non-votes shall not be counted as votes for or against the proposal being voted on.

EXPENSE OF SOLICITATION

        The cost of the solicitation of proxies on behalf of the Board will be paid by the Company. Solicitation of proxies will be principally by mail. In addition, the officers or employees of the Company and others may solicit proxies, either personally, by telephone, by special letter, or by other forms of communication. The Company will also make arrangements with banks, brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals and will reimburse them for reasonable expenses in so doing. Officers and employees of the Company will not receive additional compensation in connection with the solicitation of proxies.

PROPOSAL I

ELECTION OF DIRECTORS

        The Board currently consists of eleven persons divided into three classes. At each Annual Meeting the terms of one class of Directors expire and persons are elected to that class for terms of three years or until their respective successors are duly qualified and elected or until their earlier resignation, removal or termination.

        The Board of the Company has nominated Thomas E. Holloran, K. Bruce Lauritsen, L. Bruce Boylen and Ronald J. Klosterman for election as Class I Directors of the Company. The Class I Directors’ next term expires at the time of the year 2008 Annual Meeting and until their respective successors have been elected and qualified or until their earlier resignation, removal or termination. It is the intention of the proxies named herein to vote FOR these nominees unless otherwise directed in the proxy. All of the nominees have been previously elected by the shareholders, except Ronald J. Klosterman who was appointed to the Board on June 20, 2005.

        All nominees named above have consented to serve as Directors if elected. In the event that any of the nominees should fail to stand for election, the persons named as proxy in the enclosed form of proxy intend to vote for substitute nominees. The proxies cannot be voted for a greater number of persons than the number of nominees named herein.

Name	Age	Director Since	Principal Occupation and Other Directorships or Employment During the Last Five Years

DIRECTORS WHOSE TERMS EXPIRE AT THE 2005 ANNUAL MEETING, CLASS I
Thomas E. Holloran(1)(2)	76	1971	Professor Emeritus, College of Business, Senior Distinguished Fellow, School of Law, University of St. Thomas, St. Paul; former Director, Medtronic, Inc. (1960 to 2000).
K. Bruce Lauritsen	63	1987	Vice Chairman (2005) and Chief Executive Officer, 1993 to present, Flexsteel Industries, Inc.
L. Bruce Boylen	73	1993	Retired Vice President, Fleetwood Enterprises, Inc. (mfr. of recreational vehicles and manufactured homes).
Ronald J. Klosterman	57	2005	President and Chief Operating Officer, 2005 to present, Executive Vice President and Chief Financial Officer, 1995 to 2005, Director of Operations, 2004 to 2005, Flexsteel Industries, Inc.; Director, EDSB (an Iowa bank); Director, The Finley Hospital, Dubuque, Iowa.
DIRECTORS CONTINUING TO SERVE WHOSE TERMS EXPIRE AT THE 2006 ANNUAL MEETING, CLASS II
James R. Richardson	61	1990	Senior Vice President Sales and Marketing, 1994 to present, Flexsteel Industries, Inc.
Patrick M. Crahan	57	1997	Senior Vice President Commercial Seating, General Manager, Dubuque Upholstering Division, 1989 to present, Flexsteel Industries, Inc.; Director, American Trust and Savings Bank, Dubuque, Iowa; Trustee, University of Dubuque; Trustee, Dubuque Racing Association (not-for-profit gaming).
Robert E. Deignan(1)(2)	66	2001	Partner, Baker & McKenzie LLP (law firm).
Mary C. Bottie(1)	47	2003	Vice President of Strategy, Marketing and Government Relations, 1983 to present, Motorola, Inc.
DIRECTORS WHOSE TERMS EXPIRE AT THE 2007 ANNUAL MEETING, CLASS III
Jeffrey T. Bertsch	50	1997	Senior Vice President Corporate Services, 1989 to present, Flexsteel Industries, Inc.; Director, American Trust and Savings Bank, Dubuque, Iowa; Director, Retirement Investment Corp. (for profit senior care facility).
Lynn J. Davis(1)(2)	58	1999	President and Chief Operating Officer, 2005 to present, August Technology (supplier of inspection equipment for microelectronic industry); Partner, 2002 to 2005, Tate Capital Partners; President, 2001, ADC Telecommunications, Inc.; Director, Automated Quality Technologies, Inc. (mfr. of non-contact measurement equipment); Director, Infrared Solutions (mfr. of specialty camera equipment); Director, Parlex (mfr. of flexible circuit boards).
Eric S. Rangen(1)	48	2002	Executive Vice President and Chief Financial Officer, 2001 to present, Alliant Techsystems Inc.; Partner, 1994 to 2001, Deloitte & Touche LLP.

(1)	Member of Audit and Ethics Committee
(2)	Member of Nominating and Compensation Committee

CERTAIN INFORMATION CONCERNING BOARD
AND OUTSIDE DIRECTORS’ COMPENSATION

        During the fiscal year ended June 30, 2005, four meetings of the Board were held. All of the Directors attended no less than 75% of the meetings of the Board and the committees on which they served. The Board encourages all its members to attend the Annual Meeting of Stockholders. All members attended the prior year’s annual meeting.

        The Board has determined that Ms. Bottie and Mssrs. Boylen, Davis, Deignan, Holloran and Rangen are independent directors. The independent directors meet periodically in executive session without the Chief Executive Officer present. The Chairman of the Audit and Ethics Committee presides at these meetings.

        Each Director who is not an employee of the Company is paid a retainer at the rate of $12,000 per year. In addition, each is paid a fee of $3,000 for each Board meeting each attends. The Chairman of the Board is paid a retainer of $20,800 per year and a fee of $5,200 for each Board meeting attended. For attending a committee meeting each is paid a fee of $1,300. The Chairman of each Committee is paid $1,500 for each meeting attended. The Company pays no additional remuneration to employees of the Company who are Directors.

        Each Director who is not an employee of the Company receives on the first business day after each annual meeting a non-discretionary, non-qualified stock option grant for 2,500 shares valued at fair market value on date of grant, exercisable for 10 years. Each person who becomes for the first time a non-employee member of the Board, including by reason of election, appointment or lapse of three (3) years since employment by the Company, will receive an immediate one-time option grant for 2,500 shares.

        The Company has a long standing agreement with Thomas E. Holloran pursuant to which the Company will pay to him, or his beneficiaries, $20,000 after he ceases to be a Director as additional compensation in recognition of Director services rendered.

COMMITTEES OF THE BOARD

        The Board of Directors has established two standing committees of the Board. The names of the committees and the principal duties are as follows:

        Audit and Ethics Committee:

        Confers with the independent registered public accounting firm on various matters, including the scope and results of the audit; authorizes special reviews or audits; reviews internal auditing procedures and the adequacy of internal controls; and reviews policies and practices respecting compliance with laws, conflicts of interest and ethical standards of the Company. The Committee held four regular meetings during the fiscal year ended June 30, 2005. The Committee members are Thomas E. Holloran, Mary C. Bottie, Lynn J. Davis, Robert E. Deignan and Eric S. Rangen. The Board of Directors has adopted a written charter for the Audit and Ethics Committee. The Board believes all Audit and Ethics Committee members are independent as defined by NASD listing standards and applicable SEC rules and regulations. The Board has determined that at least one member of the Audit and Ethics Committee qualifies as an Audit Committee financial expert within the meaning of SEC rules and regulations, and has designated Eric S. Rangen as the Audit Committee financial expert.

        Nominating and Compensation Committee:

        Makes recommendations regarding Board compensation, reviews performance and compensation of all executive officers, determines stock option grants, and advises regarding employee benefit plans. Reviews timely proposed nominations received from any source including nominations by stockholders and makes recommendations to the Board regarding all nominees. The Board has adopted a written charter for the Nominating and Compensation Committee. Nominations by stockholders must be received by the Secretary at least 18 days before the annual meeting and set forth nominee information as required by the Restated Articles which are available upon request to the Secretary of the Company. The Board believes all Nominating and Compensation Committee members are independent as defined by NASD listing standards and applicable SEC rules and regulations. The Committee held two meetings during the fiscal year ended June 30, 2005. The Committee members are Robert E. Deignan, Lynn J. Davis and Thomas E. Holloran.

        Subject to applicable law and regulatory requirements, the Board may establish additional or different committees from time to time. The charters of the Audit and Ethics Committee and Nominating and Compensation Committee are available at www.flexsteel.com.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITS NOMINEES. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

OWNERSHIP OF STOCK BY
DIRECTORS AND EXECUTIVE OFFICERS

        The table below sets forth the shares of the Company’s common stock beneficially owned by the Directors, the Chief Executive Officer, the other four most highly compensated executive officers and by all Directors and Executive Officers as a group as of September 15, 2005. Unless otherwise indicated, to the best knowledge of the Company all persons named in the table have sole voting and investment power with respect to the shares shown.

Name	Title	Shares Beneficially Owned(1)(2)(6)		Percent Shares Outstanding

J.T. Bertsch	Senior Vice President Corporate Services, Director	340,704	(3)(4)	5.2%
M.C. Bottie	Director	5,100		0.1%
L.B. Boylen	Chairman of the Board of Directors	14,500		0.2%
P.M. Crahan	Senior Vice President Commercial Seating, Director	148,147	(4)	2.3%
L.J. Davis	Director	12,500		0.2%
R.E. Deignan	Director	10,500		0.2%
T.E. Holloran	Director	24,180		0.4%
R. J. Klosterman	President, Chief Operating Officer and Secretary, Director	115,137	(4)	1.8%
K.B. Lauritsen	Vice Chairman and Chief Executive Officer, Director	173,679	(4)	2.6%
J.R. Richardson	Senior Vice President Sales and Marketing, Director	422,749	(4)(5)	6.4%
E.S. Rangen	Director	10,000		0.2%
T.D. Burkart	Senior Vice President Vehicle Seating	102,211	(4)	1.6%
D.D. Dreher	Senior Vice President, President DMI Furniture, Inc.	18,000		0.3%
All Directors and Executive Officers as a Group (15)		1,478,038	(4)	22.5%

(1)	Includes the following number of shares which may be acquired by exercise of stock options: J.T. Bertsch – 41,250; M.C. Bottie – 5,000; L.B. Boylen – 14,500; P.M. Crahan – 32,250; L.J. Davis – 5,000; R.E. Deignan – 7,500; T.E. Holloran – 14,500; R. J. Klosterman – 42,250; K.B. Lauritsen – 67,000; J.R. Richardson – 43,000; E.S. Rangen – 10,000; T.D. Burkart – 32,250; D.D. Dreher – 18,000.
(2)	Includes shares, if any, owned beneficially by their respective spouses.
(3)	Does not include 181,938 shares held in irrevocable trusts for which trusts American Trust & Savings Bank serves as sole trustee. Under the Terms of Trust, J. T. Bertsch has a possible contingent interest. J. T. Bertsch disclaims beneficial ownership in the shares held by each such trust.
(4)	Includes shares awarded pursuant to the Company’s Long-Term Incentive Plan over which shares the Grantee has voting rights. Investment rights are restricted subject to continued service with the Company.

(5)	Includes 182,878 shares held in the Irrevocable Arthur D. Richardson Trust for which J.R. Richardson serves as co-trustee and over which shares J.R. Richardson has the rights of voting and disposition.
(6)	Includes the following number of shares deferred pursuant to election to participate in the Company’s Voluntary Deferred Compensation Plan: J.T. Bertsch – 9,769; P.M. Crahan – 12,049; K.B. Lauritsen – 26,139; J.R. Richardson – 15,049.

OWNERSHIP OF STOCK BY
CERTAIN BENEFICIAL OWNERS
As of September 15, 2005

        To the best knowledge of the Company, no person owns beneficially 5% or more of the outstanding common stock of the Company except as is set forth below.

Title of Class	Name and Address of Beneficial Owner	Amount Beneficially Owned(1)		Percent of Class

Common	J.T. Bertsch, P.O. Box 877, Dubuque, IA 52004	340,704	(2)	5.2%
Common	J.R. Richardson, P.O. Box 877, Dubuque, IA 52004	422,749	(3)	6.4%
Common	Dimensional Fund Advisors, Inc., 1299 Ocean Avenue, Santa Monica, CA 90401	368,864		5.6%
Common	Royce & Associates, 1414 Avenue of the Americas, New York, NY 10019	763,176		11.6%

(1)	To the best knowledge of the Company, no beneficial owner named above has the right to acquire beneficial ownership in additional shares.
(2)	Does not include 181,983 shares held in irrevocable trusts as disclosed in footnote (3) of Ownership of Stock by Directors and Executive Officers.
(3)	Includes 182,878 shares held in the Irrevocable Arthur D. Richardson Trust for which J.R. Richardson serves as co-trustee and over which shares J.R. Richardson has the rights of voting and disposition.

        The following table discloses compensation received by the Company’s Chief Executive Officer and the other four most highly compensated executive officers for the three (3) fiscal years then ending June 30, 2005.

SUMMARY COMPENSATION TABLE

					LONG-TERM COMPENSATION

ANNUAL COMPENSATION					AWARDS		PAYOUTS

Name & Principal Position	Year	Salary $	Bonus $	Other Annual Comp $	Restricted Stock Awards $	Securities Underlying Options #	LTIP Payouts $	All Other Comp $(1)

K. Bruce Lauritsen Vice Chairman & Chief Executive Officer	2005	413,700	0			15,000	40,807	167,235
	2004	390,600	230,425			15,000	93,669	162,598
	2003	363,600	133,662			15,000	37,528	125,540
Donald D. Dreher(2) Senior Vice President, President DMI Furniture, Inc.	2005	276,800	0			10,000	0	4,000

James R. Richardson Senior Vice President of Sales and Marketing	2005	261,480	0			10,750	23,100	79,062
	2004	252,120	118,384			10,750	50,452	70,565
	2003	238,920	83,070			10,750	21,857	60,526
Ronald J. Klosterman President, Chief Operating Officer & Secretary	2005	256,400	0			12,000	22,663	64,579
	2004	232,800	122,692			12,000	48,399	53,674
	2003	209,000	81,293			10,750	19,708	37,643
Thomas D. Burkart Senior Vice President Vehicle Seating	2005	233,840	0			10,750	20,659	74,766
	2004	224,460	125,876			10,750	47,692	65,389
	2003	211,860	90,040			10,750	20,486	47,730

(1)	All Other Compensation – Includes for the fiscal years and the named executive officers indicated below: (i) retirement plan contributions (ii) Company matching contributions to the Section 401k plan (iii) accruals made in accordance with the Company’s Senior Officer Deferred Compensation Plans (iv) gross-up amounts to cover income taxes on current and prior years common stock awards.
(2)	Mr. Dreher was appointed an executive officer of the Company during fiscal year 2005.

Name	Year	Retirement Plan	401k	Deferred Comp	Taxes

K. Bruce Lauritsen	2005	10,800	2,100	109,379	44,956
	2004	10,542	2,180	149,876	0
	2003	10,302	2,000	113,238	0
Donald D. Dreher	2005	0	4,000	0	0
James R. Richardson	2005	10,800	2,100	41,224	24,938
	2004	10,542	2,078	57,945	0
	2003	9,838	2,213	48,475	0
Ronald J. Klosterman	2005	10,800	2,100	28,009	23,670
	2004	10,542	2,186	40,946	0
	2003	8,937	2,063	26,643	0
Thomas D. Burkart	2005	10,800	2,100	38,612	23,254
	2004	10,542	2,076	52,771	0
	2003	9,019	2,076	36,635	0

STOCK OPTIONS/SAR*
OPTION GRANTS IN LAST FISCAL YEAR

				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)

Name	Exercise Shares	Price ($/Sh)	Expire Date	5%	10%

K. Bruce Lauritsen	15,000	16.49	12/04/2014	155,558	394,212
Donald D. Dreher	10,000	16.49	12/04/2014	103,705	262,808
James R. Richardson	10,750	16.49	12/04/2014	111,483	282,519
Ronald J. Klosterman	12,000	16.49	12/04/2014	124,446	315,370
Thomas D. Burkart	10,750	16.49	12/04/2014	111,483	282,519

*	The Company does not have a stock appreciation rights plan (SAR).
(1)	The amounts set forth in these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission. Actual gains, if any, on stock option exercise are dependent on the future performance of the Company’s common stock.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

        The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FY-END OPTION/SAR VALUES

Name	# of Shares Acquired on Exercise	$ Value Realized	Number of Securities Underlying Unexercised Options at FY-End 2005	Value of Unexercised In-The-Money Options at FY-End 2005(1)

			# Exercisable	$ Exercisable

K. Bruce Lauritsen	-0-	-0-	67,000	50,485
Donald D. Dreher	-0-	-0-	18,000	-0-
James R. Richardson	-0-	-0-	43,000	16,135
Ronald J. Klosterman	-0-	-0-	42,250	7,875
Thomas D. Burkart	-0-	-0-	32,250	-0-

(1)	Based on the closing price as published in The Wall Street Journal for the last business day of the fiscal year ($14.30). All options are exercisable at time of grant.

LONG-TERM INCENTIVE PLAN AWARDS TABLE
Long-Term Incentive Plan Awards in Last Fiscal Year

Name	Number of Shares, Units or Other Rights	Performance or Other Period Until Maturation or Payout(1)	Estimated Future Payouts Under Non-Stock Price Based Plans(2)

K. Bruce Lauritsen	2,890
Donald D. Dreher	-0-
James R. Richardson	1,636
Ronald J. Klosterman	1,605
Thomas D. Burkart	1,463

Shares of the Company’s common stock are available for award annually to key employees based on the average of the returns on beginning equity for the last three fiscal years.

(1)	Shares awarded are subject to restriction, with 33.3% of the stock received by the employee on the award date and 33.3% each year for the next two years. Restricted Stock Awards – The aggregate stock holdings (number of shares and value) as of July 1, 2005 are as follows: K. Bruce Lauritsen – 1,926 shares, $27,195; Donald D. Dreher – 0 shares, $0; James R. Richardson – 1,090 shares, $15,391; Ronald J. Klosterman – 1,070 shares, $15,108; Thomas D. Burkart – 975 shares, $13,767. Dividends are paid to the employee on restricted shares.
(2)	Not applicable to Plan.

NOMINATING AND COMPENSATION COMMITTEE REPORT CONCERNING
FLEXSTEEL’S EXECUTIVE COMPENSATION POLICY

        The Nominating and Compensation Committee of the Board of Directors is responsible for the establishing of the Company’s policy for compensating executive officers. The Committee is comprised of independent directors.

        Compensation Philosophy —The fundamental objective of Flexsteel’s executive compensation program is to support the achievement of the Company’s business objectives and, thereby, the creation of stockholder value. As such, the Company’s philosophy is that executive compensation policy and practice should be designed to achieve the following objectives:

•	Align the interests of executives with those of the Company and its stockholders by providing a significant portion of compensation in Company stock.
•	Provide an incentive to executives by tying a meaningful portion of compensation to the achievement of Company financial objectives.

•	Enable the Company to attract and retain key executives whose skills and capabilities are needed for the continued growth and success of Flexsteel by offering competitive total compensation opportunities and providing attractive career opportunities.

        In compensating executive officers for their performance, total compensation is influenced by return on equity and stock price. At the executive level, overall Company performance is emphasized in an effort to encourage teamwork and cooperation.

        While a significant portion of compensation fluctuates with annual results, the total program is structured to emphasize longer-term performance and sustained growth in stockholder value.

        Competitive Positioning — The Committee regularly reviews executive compensation levels to ensure that the Company will be able to attract and retain the caliber of executives needed to run the Company and that pay for executives is reasonable and appropriate relative to market practice. In making these evaluations, the Committee annually reviews the result of surveys of executive salary and annual bonus levels among durable goods manufacturers of comparable size. The Committee periodically completes an in-depth analysis of salary, annual bonus, and long-term incentive opportunities among specific competitors assisted by an independent compensation consulting firm. The surveyed companies are included in the Household Furniture Index used as the peer group for purposes of the performance graph. While the pay of an individual executive may vary, the Company’s Policy is to target aggregate compensation for executive officers at average competitive levels, provided commensurate performance.

        Components of Executive Compensation — The principal components of Flexsteel’s executive compensation program include base salaries, annual cash bonuses, and longer-term incentives using Company stock.

        Base Salary — An individual executive’s base salary is based upon the executive’s level of responsibility and performance within the Company, as well as competitive rates of pay. The Committee reviews each executive officer’s salary annually and makes adjustments, as appropriate, in light of any change in the executive’s responsibility, changes in competitive salary levels, and the Company’s performance.

        Annual Incentive — The purpose of the Company’s annual incentive program is to provide a direct monetary incentive to executives in the form of annual cash bonus tied to the achievement of performance objectives. For executive officers, the Committee annually sets a targeted return on equity for the coming year, from which minimum and maximum levels are determined. Corresponding incentive award levels, expressed as a percentage of salary, also are set based primarily on an individual’s responsibility level. If minimum performance levels are not met, no bonus award is made. After the completion of the year, the Committee ratifies cash bonuses as awarded based principally on the extent to which targeted return on equity has been achieved.

        Long-Term Incentives — Longer-term incentive compensation involves the use of stock under two types of awards: Long-term incentive awards and stock options. Both types of awards are intended to focus executives’ attention on the achievement of the Company’s longer term performance objectives, to align the executive officers’ interests with those of stockholders and to facilitate executives’ accumulations of sustained holding of Company stock. The level of award opportunities, as combined under both plans, are intended to be consistent with typical levels of comparable companies and reflect an individual’s level of responsibility and performance.

        Long-term incentive awards are paid under the stockholder approved Management Incentive Plan. Awards give executives the opportunity to earn shares of Company stock to the extent that the three-year average return on equity objectives are achieved. As with annual incentives, various levels of performance goals and corresponding compensation amounts are established, with no awards earned if a minimum level is not achieved. Two-thirds of any earned shares are subject to forfeiture provisions tied to the executive’s continued service with the Company. This provision is intended to enhance the Company’s ability to retain key executives and provide a longer-term performance focus.

        Stock options, as awarded under stockholder approved plans, give executives the opportunity to purchase Flexsteel common stock for a term not to exceed ten years and at a price of no less than the fair market value of Company stock on the date of grant. Executives benefit from stock options only to the extent stock price appreciates after the grant of the option.

        Compensation of the Chief Executive Officer — The total compensation for Flexsteel’s CEO in fiscal year 2005 was established in accordance with the policies discussed above. Mr. Lauritsen’s base salary increase reflects market movements in executive salaries. Mr. Lauritsen did not receive an annual cash bonus award for fiscal year 2005, as the minimum level for the annual return on equity was not achieved. His long-term incentive award was based on the Company’s achievement of minimum established target levels for the three-year return on equity. Mr. Lauritsen’s stock option award was consistent with prior awards and those to other senior executives.

        The Company’s current levels of compensation are less than the $1,000,000 level of non-deductibility with respect to Section 162(m) of the Internal Revenue Code.

        This report has been prepared by members of the Nominating and Compensation Committee of the Board of Directors. Members of this Committee are:

Robert E. Deignan Chair	Lynn J. Davis	Thomas E. Holloran

AUDIT AND ETHICS COMMITTEE REPORT

        The Audit and Ethics Committee has reviewed and discussed the audited financial statements with management. The Audit and Ethics Committee has discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statements on Auditing Standards (SAS) No. 61 and 90 “Communication with Audit Committees”, as may be modified or supplemented. The Audit and Ethics Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with Deloitte & Touche LLP, the firm’s independence. Based on the review and discussions referred to above in this report, the Audit and Ethics Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Commission.

        This report has been prepared by members of the Audit and Ethics Committee. Members of this Committee are:

Thomas E. Holloran Chair	Mary C. Bottie	Lynn J. Davis	Robert E. Deignan	Eric S. Rangen

        The Audit and Ethics Committee’s policy is to preapprove both the type of services to be provided by Deloitte & Touche LLP and the estimated fees related to these services. Professional services were reviewed by the Audit and Ethics Committee and the possible effect on the firm’s independence was considered. The Audit and Ethics Committee has considered and found the provision of services for non-audit services compatible with maintaining Deloitte & Touche LLP’s independence.

	2005	2004

Audit Fees – Professional fees and expenses for audit services rendered in fiscal 2005 and 2004 consisted of (i) audit of the Company’s annual consolidated financial statements; (ii) reviews of the Company’s quarterly consolidated financial statements; (iii) consents and other services related to Securities and Exchange Commission matters; and (iv) consultations on financial accounting and reporting matters arising during the course of the audit and reviews.	$451,000	$206,000

Audit Related Fees – Professional fees and expenses for audit-related services rendered in fiscal 2005 and 2004 consisted of (i) Sarbanes-Oxley Act Section 404 advisory services and internal accounting controls related services, $49,000 and $43,000, respectively; (ii) employee benefit plan audits, $22,000 and $24,000, respectively; and (iii) due diligence and consultation on acquisitions or other business transactions, in 2004, $108,000.	$71,000	$175,000

Tax Fees – Professional fees and expenses for tax services rendered in fiscal 2005 and 2004 consisted of tax compliance, tax planning and tax advice. Tax compliance services totaled $63,000 and $79,000 in fiscal 2005 and 2004, respectively, and consisted of tax return assistance; and assistance with tax audits and appeals. Tax planning and tax advice services totaled $15,000 and $8,000 in fiscal 2005 and 2004, respectively, and consisted of tax advice related to structuring certain proposed transactions; and general tax planning matters.	$78,000	$87,000

All Other Fees – No other professional services were provided during fiscal 2005 and 2004.	—	—

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

        The current members of the Company’s Nominating and Compensation Committee are Robert E. Deignan, Chairman, Lynn J. Davis and Thomas E. Holloran, none of whom is, or has been, an officer or employee of the Company. No executive officer of the Company served as a director of another entity that had an executive officer serving on the Company’s compensation committee. No executive officer of the Company served as a member of the compensation committee of another entity which had an executive officer who served as a director of the Company.

SHARE INVESTMENT PERFORMANCE

        The following graph is based upon the SIC Code #251 Household Furniture Index as a peer group. It shows changes over the past five-year period in the value of $100 invested in: (1) Flexsteel’s common stock; (2) the NASDAQ Market Index; and (3) an industry group of the following: Bassett Furniture Ind., Chromcraft Revington Inc., Ethan Allen Interiors, Furniture Brands Intl., Hooker Furniture Corp., Industrie Natuzzi S.P.A., La-Z-Boy Inc., The Rowe Companies and Stanley Furniture Inc. This data was furnished by Zacks Investment Research. The graph assumes reinvestment of dividends.

FIVE-YEAR CUMULATIVE TOTAL RETURNS
Value of $100 Invested on June 30, 2000

	2000	2001	2002	2003	2004	2005

Flexsteel	100.00	102.21	133.22	151.75	221.65	139.23
NASDAQ	100.00	54.64	37.12	41.37	52.45	53.03
Furniture Household	100.00	137.93	160.94	138.88	147.63	130.74

EQUITY COMPENSATION PLAN INFORMATION

        The following table summarizes share information about the Company’s equity compensation plans, including the Company’s stock option plans and management incentive plan. All of these plans have been approved by stockholders.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	503,601	$16.50	355,057
Equity compensation plans not approved by security holders	0		0

Total	503,601	$16.50	355,057

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

        Information with respect to directorships held by certain directors of the Company in local financial institutions is set forth in the table under “Proposal I — Election of Directors,” in the column captioned “Principal Occupation and Other Directorships or Employment during the Last Five Years.” The Company maintains normal banking relations with American Trust and Savings Bank. It is expected that the Company’s relationship with that bank will continue in the future.

CODE OF ETHICS

        The Company has had a written code of ethics titled Guidelines for Business Conduct for many years. The code of ethics applies to the Company’s directors and employees including the Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer. The code of ethics includes guidelines relating to the ethical handling of actual or potential conflicts of interest, compliance with laws, accurate financial reporting, and procedures for promoting compliance with, and reporting violations of, the code of ethics. The code of ethics is available on the Company’s website at flexsteel.com. The Company intends to post any amendments to or waivers of its code of ethics (to the extent applicable to the Company’s Chief Executive Officer, Chief Financial Officer or Principal Accounting Officer) at this location on its website.

PROPOSALS BY STOCKHOLDERS

        Stockholders wishing to have a proposal considered for inclusion in the Company’s proxy statement for the 2006 annual meeting must submit the proposal in writing and direct it to the Secretary of the Company at the address shown herein. It must be received by the Company no later than June 30, 2006.

COMMUNICATIONS WITH DIRECTORS

        The Board has provided the means by which stockholders may send communications to the Board or to individual members of the Board. Such communications, whether by letter, email or telephone should be directed to the Secretary of the Company who will forward them to the intended recipients. However, unsolicited advertisements or invitations to conferences or promotional material, in the discretion of the Secretary, may not be forwarded to the Directors.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT
OF 1934 AND NO INCORPORATION BY REFERENCE

        Section 16(a) requires the Company’s directors and executive officers to file with the Securities and Exchange Commission reports of ownership and changes in ownership of the Company’s common stock, and the Company is required to identify any of those persons who fail to file such reports on a timely basis. To the best of the Company’s knowledge, there were no late filings by directors and executive officers during fiscal year 2005.

        The information referred to under the captions “Nominating and Compensation Committee Report Concerning Flexsteel’s Executive Compensation Policy”, “Share Investment Performance”, including the “Five-Year Cumulative Total Returns” graph, “Audit & Ethics Committee Report” and “Ownership of Stock by Certain Beneficial Owners” including the first paragraph, footnotes and table (to the extent permitted under the 1934 Act) (i) shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or the liabilities of Section 18 of the 1934 Act, and (ii) notwithstanding anything to the contrary that may be contained in any filing by the Company under the 1934 Act or the Securities Act of 1933, shall not be deemed to be incorporated by reference in any such filing.

OTHER MATTERS

        The percentage total number of the outstanding shares represented at each of the last three years stockholders’ annual meetings was as follows: 2002 – 95.0%; 2003 – 83.8%; 2004 – 91.1%.

        UPON WRITTEN REQUEST THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K WITHOUT CERTAIN EXHIBITS FOR THE YEAR ENDED JUNE 30, 2005. REQUESTS SHOULD BE DIRECTED TO THE SECRETARY OF THE COMPANY AT P.O. BOX 877, DUBUQUE, IA 52004-0877.

        The Board of Directors does not know of any other matter which may come before the meeting. However, should any other matter properly come before the meeting, the persons named in the Proxy will vote in accordance with their judgment upon such matters unless a contrary direction is indicated by lining or crossing out the authority on the Proxy.

        Stockholders are urged to vote, date, sign and return the Proxy form in the enclosed envelope to which no postage need be affixed if mailed in the United States. Prompt response is helpful and your cooperation will be appreciated.

BY ORDER OF THE BOARD OF DIRECTORS

R.J. KLOSTERMAN
Secretary

Dated:  November 1, 2005
              Dubuque, Iowa

Notice of 2005
Annual Meeting
and
Proxy Statement

FLEXSTEEL INDUSTRIES, INC. P.O. BOX 877 DUBUQUE, IOWA 52004-0877	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 12, 2005

        The undersigned, a stockholder of Flexsteel Industries, Inc., hereby appoints Patrick M. Crahan and Eric S. Rangen and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the same number of shares which the undersigned is then entitled to vote at the Annual Meeting of the Stockholders of Flexsteel Industries, Inc., to be held on Monday, December 12, 2005 at 2:00 P.M. at the Hilton Minneapolis, 1001 Marquette Avenue, Minneapolis, Minnesota 55403, and at any adjournments thereof as follows:

The Board of Directors recommends a vote FOR:
Proposal No. 1 – Election of four (4) Class I Directors (Term Expires at the 2008 Annual Meeting):

Thomas E. Holloran (Class I)		K. Bruce Lauritsen (Class I)		L. Bruce Boylen (Class I)	Ronald J. Klosterman (Class I)

☐	FOR all Nominees	☐	WITHHELD from all	☐	WITHHELD from the following only: (Write name(s) below)
	(Except as marked to		Nominees
the contrary)

In their discretion to vote upon such other business as may properly come before the meeting, or any adjournments thereof, UNLESS THE STOCKHOLDER LINES OR CROSSES OUT THIS AUTHORITY.

(Important: continued, and to be signed and dated, on the reverse side)

(Continued from other side)

The Undersigned hereby revokes any proxy or proxies to vote such shares heretofore given.

PLEASE VOTE, DATE, SIGN, AND RETURN IN THE ENCLOSED ENVELOPE.

Dated	, 2005.

(Signature)

Signature of stockholder shall correspond exactly with the name appearing hereon. If a joint account, each owner must sign. When signing as attorney, executor, administrator, trustee, guardian or corporate official, give your full title as such.

This proxy when properly executed will be voted in the manner directed hereon by the above signed stockholder. If no direction is given, this proxy will be voted FOR Proposal 1 and the grant of authority to vote upon such other business as may properly come before the meeting or any adjournments thereof will not be crossed out.